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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 17, 2003, except for Note 18 as to which the date is March 17, 2003, accompanying the financial statements and schedule of Interlott Technologies, Inc. appearing in the Form 10-K for the year ended December 31, 2002, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
Cincinnati, Ohio
August 4, 2003